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Exhibit 10.74

INTERIM SERVICES INC. (NOW KNOWN AS SPHERION CORPORATION)
DEFERRED STOCK AGREEMENT

        This Deferred Stock Agreement (the "Agreement") is entered into as of the      day of                         ,             , by and between INTERIM SERVICES INC. (NOW KNOWN AS SPHERION CORPORATION) (the "Company") and                                          ("Recipient").

W I T N E S S E T H:

        WHEREAS, the Company has adopted the Interim Services Inc.(Spherion Corporation) Deferred Stock Plan (the "Plan") which is administered by a Committee appointed by the Company's Board of Directors (the "Committee"); and

        WHEREAS, the Committee has granted to Recipient an award of deferred stock under the terms of the Plan to encourage Recipient's continued loyalty and diligence (the "Award"); and

        WHEREAS, to comply with the terms of the Plan and to further the interests of the Company and Recipient, the parties hereto have set forth the terms of such award in writing in the Agreement;

        NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

  1.
  Stock Award.

          (a)    General.    Subject to the restrictions and other conditions set forth herein, the Company hereby grants to Recipient an award of              shares of the Common Stock $.01 par value, of the Company. Such shares are hereinafter referred to as the "Deferred Shares."

          (b)    Background.    The Deferred Shares were awarded to Recipient on                         ,              (the "Grant Date).

  2.
  Vesting Restrictions.

        The Deferred Shares shall vest 100% on July 5, 2006, provided that the Recipient remains employed by the Company or its subsidiaries on such date. However, on the date of filing of the Company's Form 10-K with the Securities and Exchange Commission for the fiscal year in which the Company first achieves fiscal year fully diluted earnings per share (before extraordinary items, restructuring and Year 2000 charges) equal to or greater than the EPS Target(s) in the schedule set forth below, the Deferred Shares shall vest in accordance with the schedule set forth below, provided that the Recipient remains employed by the Company or its subsidiaries on such dates.

EPS Target	Percent of Shares Vested
*	*
*	*

        The Company reserves the right to adjust the EPS Targets for all material acquisitions or business combinations.

  3.
  Forfeiture Upon Termination of Employment.

        If Recipient is no longer employed by the Company or any of its subsidiaries for any reason, any Deferred Shares that are not then vested under Section 2 shall be immediately forfeited, and Recipient shall have no rights in such Deferred Shares.

*
Confidential portions omitted and filed separately with the Commission.

  4.
  Delivery of Deferred Shares.

          (a)    General.    Except as provided in subsection (b) below, the Company shall instruct its transfer agent to issue a stock certificate representing such vested Deferred Shares in the name of Recipient (or issue shares in book form) within a reasonable time after any of the Deferred Shares become vested.

          (b)    Deferred Delivery.    Recipient may elect to defer the receipt of Deferred Shares beyond the vesting date upon such terms as may be established by the Committee. Any such election must be made at such time and in accordance with such procedures as are established by the Committee, but in no event shall such an election be made after the beginning of the calendar year in which such Deferred Shares become vested.

  5.
  Agreement of Recipient.

        Recipient acknowledges that certain restrictions under state or federal securities laws may apply with respect to the Deferred Shares granted to Recipient pursuant to the Award. Specifically, Recipient acknowledges that, to the extent Recipient is an "affiliate" of the Company (as that term is defined by the Securities Act of 1933), the Deferred Shares granted to Recipient as a result of the Award are subject to certain trading restrictions under applicable securities laws (including particularly the Securities and Exchange Commission's Rule 144). Recipient hereby agrees to execute such documents and take such actions as the Company may reasonably require with respect to state and federal securities laws and any restrictions on the resale of such shares which may pertain under such laws.

  6.
  Withholding.

        Recipient shall pay an amount equal to the amount of all applicable federal, state and local or foreign taxes which the Company is required to withhold at any time. Such payment may be made in cash, by withholding from Recipients' normal pay, or by delivery of shares of the Company's common stock (including shares issuable under this Agreement).

  7.
  Plan Provisions.

        In addition to the terms and conditions set forth herein, the Award is subject to and governed by the terms and conditions set forth in the Plan, which is hereby incorporated by reference. Any terms used herein with an initial capital letter shall have the same meaning as provided in the Plan, unless otherwise specified herein. In the event of any conflict between the provisions of the Agreement and the Plan, the Plan shall control.

  8.
  Miscellaneous.

          (a)    Limitation of Rights.    The granting of the Award and the execution of the Agreement shall not give Recipient any rights to similar grants in future years or any right to be retained in the employ or service of the Company or any of its subsidiaries or to interfere in any way with the right of the Company or any such Subsidiary to terminate Recipient's employment or services at any time or the right of Recipient to terminate Recipient's employment at any time.

          (b)    Shareholder Rights.    Recipient shall have none of the rights of a shareholder with respect to the Deferred Shares until such shares have been delivered and issued to Recipient pursuant to Section 4.

          (c)    Severability.    If any term, provision, covenant or restriction contained in the Agreement is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in the Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

*
Confidential portions omitted and filed separately with the Commission.

          (d)    Controlling Law.    The Agreement is being made in Florida and shall be construed and enforced in accordance with the laws of that state.

          (e)    Construction.    The Agreement contains the entire understanding between the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

          (f)    Headings.    Section and other headings contained in the Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Agreement or any provision hereof.

        IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of day and year first set forth above.

INTERIM SERVICES INC. (NOW KNOWN AS SPHERION CORPORATION)
By:
Title:
RECIPIENT

*
Confidential portions omitted and filed separately with the Commission.

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INTERIM SERVICES INC. (NOW KNOWN AS SPHERION CORPORATION) DEFERRED STOCK AGREEMENT